Exhibit 99.3

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

SONIC

VOTE BY MAIL

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

77697

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5

Please mark your votes as indicated in this example

FOR AGAINST ABSTAIN FOR WITHHOLD *EXCEPTIONS ALL FOR ALL

FOR AGAINST ABSTAIN

1. Approval of the Merger of Siracusa Merger Corporation, a wholly owned subsidiary of Sonic Solutions (“Sonic”), into DivX, Inc.

2. Approval of the amendment to the bylaws increase the number of directors from a range of five to seven to a range of five to nine

3. Approval of the amendment and restatement of Sonic’s 2004 Equity Compensation Plan

4. Election of Five Directors:

Nominees:

01. Robert J. Doris 02. Robert M. Greber 03. R. Warren Langley

04. Peter J. Marguglio 05. Mary C. Sauer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

5. Approval of any motion to adjourn or postpone the Annual Meeting of Shareholders to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Sonic Annual Meeting to approve Proposal 1

6. In the discretion of the appointed proxies on any other matters properly brought to a shareholder vote at the meeting, all as set forth in the Notice and Proxy Statement.

You are acknowledging receipt of the Notice and Proxy Statement by submitting your proxy.

Will Attend Meeting

YES

Mark Here for Address Change or Comments

SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Sonic Solutions account online.

Access your Sonic Solutions account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Sonic Solutions, now makes it easy and convenient to get current information on your shareholder account.

View account status View payment history for dividends

View certificate history Make address changes

View book-entry information Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/snic

FOLD AND DETACH HERE

SONIC SOLUTIONS

PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 7, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

The undersigned shareholder of Sonic Solutions hereby appoint(s) David C. Habiger and Paul F. Norris, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated on the reverse side, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SONIC SOLUTIONS which the undersigned shall be entitled to vote at the 2010 Annual Meeting of Shareholders to be held on October 7, 2010 at 10:00 a.m., Pacific Time, at Sonic’s headquarters, located at 7250 Redwood Blvd., Novato, California 94945, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ON THE REVERSE SIDE. The proxy holders in their discretion may cumulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying proxy statement.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

77697